UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102
Burlingame, CA 94010

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2020, Corvus Pharmaceuticals, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Only stockholders of record at the close of business on April 13, 2020, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, there were 27,953,233 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 24,166,491 shares of the Company’s common stock were voted in person or by proxy for the two proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 15, 2020.

The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal No. 1 — Election of Directors

The Company’s stockholders elected the Class I director nominees below to the Company’s Board of Directors to hold office until the 2023 Annual Meeting of Stockholders or until their respective successors are elected and qualified or appointed, or the earlier of their death, resignation or removal.

Class III Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Richard A. Miller, M.D.	20,522,672	73,472	3,570,347
Linda S. Grais, M.D. J.D.	20,503,321	92,823	3,570,347

Proposal No. 2 — Ratification of Selection of Independent Registered Accounting Firm

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLC as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstain
24,158,965	3,559	3,967

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: June 10, 2020	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer